Exhibit 99.1

Concho Resources Inc. Reports Fourth Quarter and Full Year 2011 Financial and Operating Results

MIDLAND, Texas--(BUSINESS WIRE)--February 22, 2012--Concho Resources Inc. (NYSE: CXO) (“Concho” or the “Company”) today reported financial and operating results for the three months and year ended December 31, 2011. Highlights for the year ended December 31, 2011 include:

  Production of 23.6 million barrels of oil equivalent (“MMBoe”), an increase of 51% over 2010
  Net income of $548.1 million, or $5.28 per diluted share, as compared to net income of $204.4 million, or $2.18 per diluted share, in 2010
  Adjusted net income (non-GAAP)1 of $430.1 million, or $4.15 per diluted share, as compared to $254.1 million, or $2.71 per diluted share, in 2010
  EBITDAX (non-GAAP)2 of $1,275.2 million for 2011, a 72% increase over 2010

1 Adjusted net income (non-GAAP) is comparable to securities analyst estimates. For an explanation of how we calculate adjusted net income (non-GAAP) and a reconciliation of net income (GAAP) to adjusted net income (non-GAAP), please see "Supplemental Non-GAAP Financial Measures" below.

2 For an explanation of how we calculate and use EBITDAX (non-GAAP) and a reconciliation of net income (GAAP) to EBITDAX (non-GAAP), please see "Supplemental Non-GAAP Financial Measures" below.

Year End 2011 Financial Results

Production for 2011 totaled 23.6 MMBoe (14.7 million barrels of oil (“MMBbls”) and 53.7 billion cubic feet of natural gas (“Bcf”)), an increase of 51% as compared to 15.6 MMBoe (10.3 MMBbls of oil and 31.4 Bcf of natural gas) produced in 2010. Production from continuing operations in 2011 increased 27% over 2010 production (after giving pro forma effect for all of 2010 to the properties acquired from Marbob Energy Corporation (“Marbob”) and the acquisition of certain properties in connection with the Marbob preferential purchase right dispute in 2010). The Company’s 2010 and 2011 production includes production from its non-core Permian Basin asset divestiture in the fourth quarter of 2010 and its Bakken asset divestiture in the first quarter of 2011 that are now being reflected in discontinued operations in the Company’s historical results. For more information, please see the “Summary Production and Operating Data” tables at the end of this press release.

Timothy A. Leach, Concho's Chairman, CEO and President commented, “In 2011, Concho achieved record levels of production, cash flow and earnings. In addition to these achievements, we increased our net acreage position by over 40% in 2011 through bolt-on acquisitions and additional leasing efforts, furthering our resource exposure to the multiple pay intervals present in the Permian Basin. Today, we are well positioned to continue to execute our business strategy and to capitalize on the emerging opportunities in the Permian.”

For 2011, the Company reported net income of $548.1 million, or $5.28 per diluted share, as compared to net income for 2010 of $204.4 million, or $2.18 per diluted share. The Company’s 2011 results were impacted by several non-cash items, including a $61.5 million unrealized mark-to-market gain on commodity and interest rate derivatives, $5.7 million of leasehold abandonments, $0.4 million in impairments of long-lived assets and a $135.9 million gain related to the sale of the Bakken assets included in discontinued operations. Excluding these items and their tax effects, the 2011 adjusted net income (non-GAAP) was $430.1 million, or $4.15 per diluted share. Excluding similar non-cash items, and their tax impact plus a change in state statutory effective income tax rate for 2010, adjusted net income (non-GAAP) would have been $254.1 million, or $2.71 per diluted share. For a description and a reconciliation of net income (GAAP) to adjusted net income (non-GAAP), please see “Supplemental Non-GAAP Financial Measures” below.

EBITDAX (defined as net income (loss), plus (1) exploration and abandonments expense, (2) depreciation, depletion and amortization expense, (3) accretion expense, (4) impairments of long-lived assets, (5) non-cash stock-based compensation expense, (6) bad debt expense, (7) unrealized (gain) loss on derivatives not designated as hedges, (8) (gain) loss on sale of assets, net, (9) interest expense, (10) federal and state income taxes on continuing operations, and (11) similar items listed above that are presented in discontinued operations) increased to $1,275.2 million in 2011, as compared to $743.0 million in 2010. For a reconciliation of net income (GAAP) to EBITDAX (non-GAAP), please see “Supplemental Non-GAAP Financial Measures” below.

Oil and natural gas sales from continuing operations for 2011 increased 85% when compared to 2010. This increase is attributable to the 61% increase in production, the 19% increase in the Company’s unhedged realized oil price and the 11% increase in the Company’s unhedged realized natural gas price in 2011 compared to 2010.

Oil and natural gas production expense from continuing operations for 2011, including taxes, totaled $308.0 million, or $13.10 per barrel of oil equivalent (“Boe”), a 15% increase per Boe from 2010. This increase was due primarily to higher lease operating expenses and workover costs, which averaged $7.08 per Boe in 2011 as compared to $5.94 per Boe in 2010, and higher oil and natural gas taxes, which averaged $6.02 per Boe in 2011 as compared to $5.48 per Boe in 2010. The per Boe increase in lease operating expenses is primarily due to an increase in the cost of services, primarily labor related and higher costs related to routine environmental related costs.

Depreciation, depletion and amortization expense (“DD&A”) from continuing operations for 2011 totaled $428.4 million, or $18.21 per Boe, a 10% increase per Boe from 2010. The increase in depletion expense was primarily due to capitalized costs associated with new wells that were successfully drilled and completed in 2011 and the Marbob acquisition and the acquisition of certain properties in connection with the Marbob preferential purchase right dispute in 2010.

General and administrative expense (“G&A”) from continuing operations for 2011 totaled $96.3 million, or $4.09 per Boe, as compared to $64.3 million, or $4.41 per Boe in 2010. Recurring cash G&A for 2011 totaled $77.0 million and stock-based compensation (non-cash) totaled $19.3 million. The decrease in per Boe expense for 2011 over 2010 was primarily due to increased production, offset in part by a 50% increase in absolute G&A costs due in part to increased staffing across the Company and a full year effect from additional employees from the Marbob acquisition.

The Company’s 2011 cash flow from operating activities (GAAP) was $1,199.5 million, as compared to $651.6 million, an increase of 84%. Adjusted cash flows (non-GAAP), which are cash flows from operating activities (GAAP) adjusted for settlements paid on derivatives not designated as hedges, was $1,114.6 million for 2011, as compared to $637.8 million for 2010, an increase of 75%. For a description of the use of adjusted cash flows (non-GAAP) and for a reconciliation of cash flows from operating activities (GAAP) to adjusted cash flows (non-GAAP), please see “Supplemental Non-GAAP Financial Measures” below.

In 2011, the Company made net cash payments on derivatives not designated as hedges of $84.9 million and the non-cash unrealized mark-to-market gain on derivatives not designated as hedges was $61.5 million. This is compared to net cash payments of $13.8 million on derivatives not designated as hedges and a $73.5 million non-cash unrealized mark-to-market loss on derivatives not designated as hedges in 2010. To better understand the impact of the Company’s derivative positions and their impact on the statements of operations, please see the “Summary Production and Operating Data” and “Derivatives Information” tables at the end of this press release.

Operations

During 2011, the Company commenced the drilling of or participated in a total of 810 gross wells (708 operated), 681 of which had been completed as producers, all of which were successful, and 124 of which were in progress at December 31, 2011. In addition, during 2011, the Company completed 153 wells that were drilled prior to 2011. Currently, the Company is operating 31 drilling rigs in the Permian Basin; 9 of these rigs are drilling Yeso wells in the New Mexico Shelf, 14 are drilling Wolfberry wells in the Texas Permian, 7 are drilling in the Delaware Basin targeting the Bone Spring play, which includes the Avalon shale, the Bone Spring sands and the Wolfcamp shale, and 1 rig is drilling Lower Abo wells in the New Mexico Shelf.

New Mexico Shelf

During the fourth quarter of 2011, the Company drilled 92 wells (86 operated) on its New Mexico Shelf assets, which included both Yeso and Lower Abo wells, with a 100% success rate on the 44 wells that had been completed by December 31, 2011. In addition, during the fourth quarter of 2011, the Company completed 66 wells that were drilled prior to the fourth quarter of 2011. During 2011, the Company drilled 443 wells (385 operated) on the New Mexico Shelf.

Texas Permian

During the fourth quarter of 2011, the Company drilled 64 wells (61 operated) on its Texas Permian assets with a 100% success rate on the 18 wells that had been completed by December 31, 2011. In addition, during the fourth quarter of 2011, the Company completed 66 wells that were drilled prior to the fourth quarter of 2011. During 2011, the Company drilled 272 wells (266 operated) in the Texas Permian.

Delaware Basin

During the fourth quarter of 2011, the Company drilled 15 wells (12 operated) on its Delaware Basin assets with a 100% success rate on the 3 wells that had been completed by December 31, 2011. In addition, during the fourth quarter of 2011, the Company completed 22 wells that were drilled prior to the fourth quarter of 2011. During 2011, the Company drilled 87 wells (57 operated) in the Delaware Basin. The Company’s net production in the fourth quarter of 2011 from the Bone Spring play averaged approximately 11,400 Boepd, an increase of 28% over the third quarter of 2011 and a 250% increase over the fourth quarter of 2010.

Liquidity

At December 31, 2011, the Company’s total debt balance was approximately $2.1 billion, of which $583.5 million was indebtedness outstanding under the Company’s credit facility. The Company’s total commitments under its credit facility are $2.0 billion, leaving approximately $1.4 billion available to be borrowed at December 31, 2011.

2012 Guidance Update

The Company’s 2012 production guidance range is 27.5 to 28.5 MMBoe. In the Company’s current forecast, oil comprises 60% - 63% of its total production, in line with 2011 levels, and during 2011, over 90% of the Company’s total revenue was derived from the sale of oil and natural gas liquids. The Company currently estimates that its 2012 direct lease operating expense will average $6.80 - $7.20 per Boe as compared to its previous guidance for the year of $6.40 - $6.80 per Boe. Additionally, the Company estimates that its 2012 DD&A expense will average $18.00 - $20.00 per Boe as compared to its previous guidance for the year of $18.00 - $19.00 per Boe.

Derivative Update

The Company maintains an active hedging program and continues to add to its derivative positions. Please see the “Derivatives Information” table at the end of this press release for more detailed information about the Company’s current derivative positions.

Conference Call Information

The Company will host a conference call on Thursday, February 23, 2012 at 9:00 a.m. Central Time to discuss the fourth quarter and full year 2011 financial and operating results. Interested parties may listen to the conference call via the Company’s website at www.concho.com or by dialing (866) 713-8563 (passcode: 12630565). A replay of the conference call will be available on the Company’s website or by dialing (888) 286-8010 (passcode: 80842393).

About Concho Resources Inc.

Concho Resources Inc. is an independent oil and natural gas company engaged in the acquisition, development and exploration of oil and natural gas properties. The Company's operations are focused in the Permian Basin of Southeast New Mexico and West Texas. For more information, visit Concho’s website at www.concho.com.

Forward-Looking Statements and Cautionary Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company's future financial position, liquidity and capital resources, operations, performance, production growth, acquisitions, returns, capital expenditure budgets, oil and natural gas reserves, number of identified drilling locations, drilling program, derivative activities, costs and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management's experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the "Risk Factors" section of the Company's most recent Form 10-K and 10-Q filings and risks relating to declines in the prices we receive for our oil and natural gas; uncertainties about the estimated quantities of reserves; risks related to the integration of acquired assets; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; drilling and operating risks; the adequacy of our capital resources and liquidity; risks related to the concentration of our operations in the Permian Basin; the results of our hedging program; weather; litigation; shortages of oilfield equipment, services and qualified personnel and increases in costs for such equipment, services and personnel; uncertainties about our ability to replace reserves and economically develop our current reserves; competition in the oil and natural gas industry; our existing indebtedness; and other important factors that could cause actual results to differ materially from those projected.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Concho Resources Inc.
Consolidated Balance Sheets
Unaudited

	December 31,
(in thousands, except share and per share data)	2011	2010
Assets
Current assets:
Cash and cash equivalents	$342	$384
Accounts receivable, net of allowance for doubtful accounts:
Oil and natural gas	213,921	136,471
Joint operations and other	153,746	131,966
Related parties	-	115
Derivative instruments	1,698	6,855
Deferred income taxes	28,793	42,716
Prepaid costs and other	12,523	12,126
Total current assets	411,023	330,633
Property and equipment:
Oil and natural gas properties, successful efforts method	7,347,460	5,616,249
Accumulated depletion and depreciation	(1,116,545)	(730,509)
Total oil and natural gas properties, net	6,230,915	4,885,740
Other property and equipment, net	59,203	28,047
Total property and equipment, net	6,290,118	4,913,787
Funds held in escrow	17,394	-
Deferred loan costs, net	65,641	52,828
Intangible asset - operating rights, net	33,425	34,973
Inventory	19,419	28,342
Noncurrent derivative instruments	7,944	2,233
Other assets	4,612	5,698
Total assets	$6,849,576	$5,368,494
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable:
Trade	$23,198	$39,951
Related parties	154	1,189
Bank overdrafts	39,241	12,314
Revenue payable	146,061	57,406
Accrued and prepaid drilling costs	293,919	215,079
Derivative instruments	56,218	97,775
Other current liabilities	142,686	83,275
Total current liabilities	701,477	506,989
Long-term debt	2,080,141	1,668,521
Deferred income taxes	1,002,295	720,889
Noncurrent derivative instruments	32,254	51,647
Asset retirement obligations and other long-term liabilities	52,670	36,574
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 authorized; 103,756,222 and 102,842,082
shares issued at December 31, 2011 and 2010, respectively	104	103
Additional paid-in capital	1,925,757	1,874,649
Retained earnings	1,058,874	510,737
Treasury stock, at cost; 55,990 and 31,963 shares at December 31, 2011 and 2010, respectively	(3,996)	(1,615)
Total stockholders’ equity	2,980,739	2,383,874
Total liabilities and stockholders’ equity	$6,849,576	$5,368,494

Concho Resources Inc.
Consolidated Statements of Operations
Unaudited

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands, except per share data)	2011	2010	2011	2010

Operating revenues:
Oil sales	$372,768	$245,652	$1,330,601	$735,333
Natural gas sales	105,659	70,336	409,366	204,934
Total operating revenues	478,427	315,988	1,739,967	940,267
Operating costs and expenses:
Oil and natural gas production	90,726	54,875	308,011	166,409
Exploration and abandonments	7,155	4,676	11,779	10,324
Depreciation, depletion and amortization	123,478	84,248	428,377	241,642
Accretion of discount on asset retirement obligations	795	476	2,965	1,482
Impairments of long-lived assets	363	5,947	439	11,614
General and administrative (including non-cash stock-based
compensation of $5,405 and $4,077 for the three months ended
December 31, 2011 and 2010, respectively, and $19,271 and $12,931
for the years ended December 31, 2011 and 2010, respectively)	29,378	17,451	96,261	64,275
Bad debt expense	-	292	-	870
Loss on derivatives not designated as hedges	320,312	149,554	23,350	87,325
Total operating costs and expenses	572,207	317,519	871,182	583,941
Income (loss) from operations	(93,780)	(1,531)	868,785	356,326
Other income (expense):
Interest expense	(34,159)	(25,794)	(118,360)	(60,087)
Other, net	616	(6,415)	(3,974)	(10,313)
Total other expense	(33,543)	(32,209)	(122,334)	(70,400)
Income (loss) from continuing operations before income taxes	(127,323)	(33,740)	746,451	285,926
Income tax benefit (expense)	48,152	3,097	(285,848)	(115,278)
Income (loss) from continuing operations	(79,171)	(30,643)	460,603	170,648
Income (loss) from discontinued operations, net of tax	(3,654)	22,527	87,534	33,722
Net income (loss)	$(82,825)	$(8,116)	$548,137	$204,370
Basic earnings per share:
Income (loss) from continuing operations	$(0.77)	$(0.31)	$4.49	$1.84
Income (loss) from discontinued operations, net of tax	(0.04)	0.23	0.85	0.37
Net income (loss)	$(0.81)	$(0.08)	$5.34	$2.21
Weighted average shares used in basic earnings per share	102,771	99,014	102,581	92,542
Diluted earnings per share:
Income (loss) from continuing operations	$(0.77)	$(0.31)	$4.44	$1.82
Income (loss) from discontinued operations, net of tax	(0.04)	0.23	0.84	0.36
Net income (loss)	$(0.81)	$(0.08)	$5.28	$2.18
Weighted average shares used in diluted earnings per share	102,771	99,014	103,653	93,837

Concho Resources Inc.
Consolidated Statements of Cash Flows
Unaudited

	Years Ended
	December 31,
(in thousands)	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$548,137	$204,370
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	428,377	241,642
Accretion of discount on asset retirement obligations	2,965	1,482
Impairments of long-lived assets	439	11,614
Exploration and abandonments, including dry holes	6,802	7,612
Non-cash compensation expense	19,271	12,931
Bad debt expense	-	870
Deferred income taxes	261,686	100,337
Loss on sale of assets, net	1,139	58
Loss on derivatives not designated as hedges	23,350	87,325
Discontinued operations	(76,148)	5,665
Other non-cash items	3,075	6,837
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(117,561)	(92,957)
Prepaid costs and other	(1,730)	3,255
Inventory	7,749	(2,321)
Accounts payable	(25,381)	24,373
Revenue payable	84,850	26,337
Other current liabilities	32,438	12,152
Net cash provided by operating activities	1,199,458	651,582
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures on oil and natural gas properties	(1,707,939)	(2,127,047)
Additions to other property and equipment	(37,651)	(6,935)
Proceeds from the sale of assets	196,420	104,349
Funds held in escrow	(17,394)	-
Settlements paid on derivatives not designated as hedges	(84,854)	(13,824)
Net cash used in investing activities	(1,651,418)	(2,043,457)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	2,809,300	2,946,748
Payments of debt	(2,389,300)	(2,283,248)
Exercise of stock options	7,801	5,778
Excess tax benefit from stock-based compensation	24,037	11,346
Net proceeds from issuance of common stock	-	739,446
Payments for loan origination costs	(24,466)	(38,746)
Purchase of treasury stock	(2,381)	(1,198)
Bank overdrafts	26,927	8,899
Net cash provided by financing activities	451,918	1,389,025
Net decrease in cash and cash equivalents	(42)	(2,850)
Cash and cash equivalents at beginning of period	384	3,234
Cash and cash equivalents at end of period	$342	$384
SUPPLEMENTAL CASH FLOWS:
Cash paid for interest and fees, net of $73 and $184 capitalized interest	$77,921	$48,052
Cash paid for income taxes	$22,768	$19,885
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for a business combination	$-	$75,773
Issuance of debt for a business combination	$-	$159,000

Concho Resources Inc.
Summary Production and Operating Data
Unaudited

The following table sets forth summary information from our continuing and discontinued operations concerning our production and operating data for the periods indicated:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010

Production and operating data:
Net production volumes:
Oil (MBbl)	4,074	3,167	14,692	10,330
Natural gas (MMcf)	14,748	11,012	53,714	31,405
Total (MBoe)	6,532	5,002	23,644	15,564

Average daily production volumes:
Oil (Bbl)	44,283	34,424	40,252	28,301
Natural gas (Mcf)	160,304	119,696	147,162	86,041
Total (Boe)	71,000	54,373	64,779	42,641

Average prices:
Oil, without derivatives (Bbl)	$91.50	$81.31	$91.21	$76.05
Oil, with derivatives (Bbl) (a)	$87.75	$76.78	$84.13	$73.51
Natural gas, without derivatives (Mcf)	$7.16	$6.58	$7.62	$6.77
Natural gas, with derivatives (Mcf) (a)	$7.73	$7.22	$8.10	$7.32
Total, without derivatives (Boe)	$73.24	$65.96	$73.99	$64.13
Total, with derivatives (Boe) (a)	$72.17	$64.50	$70.68	$63.56

Operating costs and expenses per Boe:
Lease operating expenses and workover costs	$8.03	$6.23	$7.07	$6.12
Oil and natural gas taxes	$5.86	$5.47	$6.03	$5.49
General and administrative	$4.50	$3.43	$4.07	$4.07
Depreciation, depletion and amortization	$18.90	$17.49	$18.21	$16.53

(a)

Includes the effect of  cash settlements received from (paid on) commodity derivatives not designated as hedges and reported in operating costs and expenses. The following table reflects the amounts of cash settlements received from (paid on) commodity derivatives not designated as hedges that were included in computing average prices with derivatives and reconciles to the amount in loss on derivatives not designated as hedges as reported in the statements of operations:

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands)	2011	2010	2011	2010

Loss on derivatives not designated as hedges:
Cash payments on oil derivatives	$(15,290)	$(14,330)	$(103,969)	$(26,281)
Cash receipts from natural gas derivatives	8,271	7,036	25,739	17,414
Cash payments on interest rate derivatives	-	(1,299)	(6,624)	(4,957)
Unrealized mark-to-market gain (loss) on commodity and interest rate derivatives	(313,293)	(140,961)	61,504	(73,501)
Loss on derivatives not designated as hedges	$(320,312)	$(149,554)	$(23,350)	$(87,325)

The presentation of average prices with derivatives is a non-GAAP measure as a result of including the cash (payments on) receipts from commodity derivatives that are presented in loss on derivatives not designated as hedges in the statements of operations. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

The following table sets forth summary information from our continuing operations concerning production and operating data for the periods indicated:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010

Production and operating data:
Net production volumes:
Oil (MBbl)	4,074	3,008	14,575	9,621
Natural gas (MMcf)	14,748	10,606	53,677	29,687
Total (MBoe)	6,532	4,776	23,521	14,569

Average daily production volumes:
Oil (Bbl)	44,283	32,696	39,932	26,359
Natural gas (Mcf)	160,304	115,283	147,060	81,334
Total (Boe)	71,000	51,910	64,442	39,915

Average prices:
Oil, without derivatives (Bbl)	$91.50	$81.67	$91.29	$76.43
Oil, with derivatives (Bbl) (a)	$87.75	$76.90	$84.16	$73.70
Natural gas, without derivatives (Mcf)	$7.16	$6.63	$7.63	$6.90
Natural gas, with derivatives (Mcf) (a)	$7.73	$7.30	$8.11	$7.49
Total, without derivatives (Boe)	$73.24	$66.16	$73.98	$64.54
Total, with derivatives (Boe) (a)	$72.17	$64.63	$70.65	$63.93

Operating costs and expenses per Boe:
Lease operating expenses and workover costs	$8.03	$6.07	$7.08	$5.94
Oil and natural gas taxes	$5.86	$5.42	$6.02	$5.48
General and administrative	$4.50	$3.65	$4.09	$4.41
Depreciation, depletion and amortization	$18.90	$17.64	$18.21	$16.59

(a)

Includes the effect of  cash settlements received from (paid on) commodity derivatives not designated as hedges and reported in operating costs and expenses. The following table reflects the amounts of cash settlements received from (paid on) commodity derivatives not designated as hedges that were included in computing average prices with derivatives and reconciles to the amount in loss on derivatives not designated as hedges as reported in the statements of operations:

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands)	2011	2010	2011	2010

Loss on derivatives not designated as hedges:
Cash payments on oil derivatives	$(15,290)	$(14,330)	$(103,969)	$(26,281)
Cash receipts from natural gas derivatives	8,271	7,036	25,739	17,414
Cash payments on interest rate derivatives	-	(1,299)	(6,624)	(4,957)
Unrealized mark-to-market gain (loss) on commodity and interest rated erivatives	(313,293)	(140,961)	61,504	(73,501)
Loss on derivatives not designated as hedges	$(320,312)	$(149,554)	$(23,350)	$(87,325)

The presentation of average prices with derivatives is a non-GAAP measure as a result of including the cash (payments on) receipts from commodity derivatives that are presented in loss on derivatives not designated as hedges in the statements of operations. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

Concho Resources Inc.
Supplemental Non-GAAP Financial Measures
Unaudited

EBITDAX

EBITDAX (as defined below) is presented herein, and reconciled from the generally accepted accounting principles ("GAAP") measure of net income because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund exploration and development activities.

We define EBITDAX as net income (loss), plus (1) exploration and abandonments expense, (2) depreciation, depletion and amortization expense, (3) accretion expense, (4) impairments of long-lived assets, (5) non-cash stock-based compensation expense, (6) bad debt expense, (7) unrealized (gain) loss on derivatives not designated as hedges, (8) (gain) loss on sale of assets, net, (9) interest expense, (10) federal and state income taxes on continuing operations, and (11) similar items listed above that are presented in discontinued operations. EBITDAX is not a measure of net income or cash flows as determined by GAAP.

Our EBITDAX measure (which includes continuing and discontinued operations) provides additional information which may be used to better understand our operations. EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income, as an indicator of our operating performance. Certain items excluded from EBITDAX are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as the historic cost of depreciable assets, none of which are components of EBITDAX. EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team, and by other users, of our consolidated financial statements. For example, EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of net income (loss) to EBITDAX:

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands)	2011	2010	2011	2010

Net income (loss)	$(82,825)	$(8,116)	$548,137	$204,370
Exploration and abandonments	7,155	4,676	11,779	10,324
Depreciation, depletion and amortization	123,478	84,248	428,377	241,642
Accretion of discount on asset retirement obligations	795	476	2,965	1,482
Impairments of long-lived assets	363	5,947	439	11,614
Non-cash stock-based compensation	5,405	4,077	19,271	12,931
Bad debt expense	-	292	-	870
Unrealized (gain) loss on derivatives not designated as hedges	313,293	140,961	(61,504)	73,501
(Gain) loss on sale of assets, net	(1,990)	34	1,139	58
Interest expense	34,159	25,794	118,360	60,087
Income tax expense (benefit) on continuing operations	(48,152)	(3,097)	285,848	115,278
Discontinued operations	3,654	(11,892)	(79,652)	10,837
EBITDAX	$355,335	$243,400	$1,275,159	$742,994

Adjusted Net Income

The following tables provide information that the Company believes may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings and cash flows from operating activities to make other adjustments to exclude certain non-cash items and match realizations to production settlement months. The following table provides a reconciliation of net income (loss) (GAAP) to adjusted net income (non-GAAP).

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands, except per share data)	2011	2010	2011	2010

Net income (loss) - as reported	$(82,825)	$(8,116)	$548,137	$204,370

Adjustments for certain non-cash items:
Unrealized mark-to-market (gain) loss on commodity and interest rate derivatives	313,293	140,961	(61,504)	73,501
Impairments of long-lived assets	363	5,947	439	11,614
Leasehold abandonments	4,940	3,672	5,735	7,575
Discontinued operations:
Impairments of long-lived assets	-	-	-	3,567
(Gain) loss on sale of assets	6,007	(29,112)	(135,943)	(29,112)
Tax impact (a)	(122,700)	(46,401)	73,258	(25,649)
Change in state statutory effective income tax rate	-	8,278	-	8,278
Adjusted net income	$119,078	$75,229	$430,122	$254,144

Adjusted basic earnings per share:
Adjusted net income per share	$1.16	$0.76	$4.19	$2.75
Weighted average shares used in adjusted basic earnings per share	102,771	99,014	102,581	92,542

Adjusted diluted earnings per share:
Adjusted net income per share	$1.15	$0.75	$4.15	$2.71
Weighted average shares used in adjusted diluted earnings per share	103,770	100,386	103,653	93,837

(a) The tax impact is computed utilizing the Company's statutory effective federal and state income tax rates excluding the effects of permanent rate differences. The income tax rates for the three months ended December 31, 2011 and 2010, were 37.8% and 38.2%, respectively, and 38.3% and 38.2% for the years ended December 31, 2011 and 2010, respectively.

Adjusted Cash Flows

The following table provides a reconciliation of cash flows from operating activities (GAAP) to adjusted cash flows (non-GAAP).

	Years Ended December 31,
(in thousands)	2011	2010

Cash flows from operating activities	$1,199,458	$651,582
Settlements paid on derivatives not designated as hedges (a)	(84,854)	(13,824)
Cash flows from operating activities adjusted for settlements paid on derivatives not designated as hedges	$1,114,604	$637,758

(a) Amounts are presented in cash flows from investing activities for GAAP purposes.

Concho Resources Inc.
Costs Incurred
Unaudited

The table below provides the costs incurred for the three months and years ended December 31, 2011 and 2010.

Costs incurred for oil and natural gas producing activities (a)

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands)	2011	2010	2011	2010

Property acquisition costs:
Proved	$94,510	$1,206,877	$163,658	$1,224,378
Unproved	243,549	443,785	361,321	475,688
Exploration	152,590	64,124	562,679	200,797
Development	176,934	158,400	744,481	492,622
Total costs incurred for oil and natural gas properties	$667,583	$1,873,186	$1,832,139	$2,393,485

(a)	The costs incurred for oil and natural gas producing activities includes the following amounts of asset retirement obligations:

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands)	2011	2010	2011	2010

Proved property acquisition costs	$379	$8,290	$527	$8,290
Exploration costs	1,346	211	2,184	784
Development costs	9,730	14,838	11,824	13,611
Total	$11,455	$23,339	$14,535	$22,685

Concho Resources Inc.
Derivatives Information
Unaudited

The table below provides data associated with the Company’s derivatives at February 22, 2012.

		2012
		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	Total	2013	2014	2015	2016

Oil Swaps:
	Volume (Bbl)	3,662,500	3,539,500	3,193,500	2,941,500	13,337,000	10,055,000	2,707,000	692,000	81,000
	NYMEX price (Bbl) (a)	$94.30	$94.27	$95.16	$95.07	$94.67	$95.12	$89.99	$85.24	$89.65

Natural Gas Swaps:
	Volume (MMBtu)	75,000	75,000	75,000	75,000	300,000	-	-	-	-
	NYMEX price (MMBtu) (b)	$6.54	$6.54	$6.54	$6.54	$6.54	-	-	-	-

(a)	The index prices for the oil contracts are based on the NYMEX-West Texas Intermediate monthly average futures price.
(b)	The index prices for the natural gas contracts are based on the NYMEX-Henry Hub last trading day of the month futures price.

CONTACT:
Concho Resources Inc.
Toffee McAlister, 432-683-7443
Director, Investor Relations & Corporate Communications